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                                                                   Exhibit 10.26

                           Dwango North America Corp.
                             200 West Mercer Street
                                    Suite 501
                            Seattle, Washington 98119

                                                        March 19, 2004

Alexandra Global Master Fund Ltd.
c/o Alexandra Investment Management, LLC
767 Third Avenue
39/th/ Floor
New York, New York 10017

          Re: Dwango North America Corp.
              Board of Directors Designee

Gentlemen:

     Concurrently herewith, Alexandra Global Master Fund Ltd., a British Virgin Islands company ("Alexandra"), and Dwango North America Corp., a Nevada corporation (the "Company"), are entering into a Note Purchase Agreement, dated the date hereof (the "Agreement"). Pursuant to the Agreement, Alexandra is being issued a 9% Senior Convertible Note of the Company in the aggregate principal amount of $2,300,00.00 (the "Note") convertible into shares of Common Stock of the Company (such shares underlying the Note, or issued upon exercise of the Note, hereafter referred to as the "Note Shares"). So long as Alexandra owns at least 50% of the Note Shares (calculated without regard to any limitations upon conversion contained in the Note), it shall be entitled to nominate a director for election to the Board of Directors of the Company and the Company agrees to take such actions as necessary to elect such designee to the Board of Directors of the Company; provided, however, that the Company shall have the right to approve any Alexandra nominee, which approval shall not be unreasonably withheld. The rights provided in this letter agreement shall be in addition to the rights granted under the letter agreement, dated January 8, 2004, by and between the Company and Alexandra.

     Robert E. Huntley, by his execution below, agrees to vote all of his shares of Common Stock of the Company for any such nominee at any and all meetings of shareholders at which directors are elected.

                                        Very truly yours,
                                        DWANGO NORTH AMERICA CORP.


                                        By: /s/ Rick J. Hennessey
                                           -------------------------------------
                                        Name:  Rick J. Hennessey
                                        Title: CEO

ACCEPTED AND AGREED:


/s/ Robert E. Huntley
----------------------------------------
Robert E. Huntley

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ALEXANDRA GLOBAL MASTER FUND LTD.
By: ALEXANDRA INVESTMENT MANAGEMENT, LLC,
    As Investment Advisor


  By:  /s/ Mikhail Filimonov
     -------------------------------------------
     Name: Mikhail Filimonov
     Title: Chairman and Chief Executive Officer

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